Exhibit 99.1

FOR IMMEDIATE RELEASE

Zebra Technologies Announces Financial Results for Third Quarter of 2006

Results include previously announced settlement and licensing agreement

Vernon Hills, IL, November 1, 2006—Zebra Technologies Corporation (NASDAQ: ZBRA) today announced that net sales for the quarter ended September 30, 2006, were $186,386,000, up 6.1% from $175,636,000 for the same period a year ago. Net loss for the period was $4,263,000, or $0.06 per basic and diluted share, including a pretax charge of $53,392,000 related to the previously announced settlement of a dispute and a licensing agreement with Paxar Americas, Inc. This charge reduced basic and diluted 2006 third quarter earnings by $0.51 per share. For the third quarter a year ago, net income was $28,075,000, or $0.39 per diluted share. Results for 2005 were restated to reflect the adoption of SFAS 123(R), Share-Based Payments.

“Greater traction in delivering high-value solutions to targeted vertical markets and further penetration of international regions delivered a solid result for Zebra’s third quarter,” stated Edward Kaplan, Zebra’s chairman and chief executive officer. “During the quarter, we had increased shipments into government, healthcare, route accounting and retail venues. We enter the fourth quarter with a robust deal pipeline and high backlog. Sales will also benefit from the recently completed Swecoin acquisition, which extended Zebra’s product line and customer base in the high-growth area of kiosk and other unattended printing applications. We remain optimistic about Zebra’s growth prospects, as the company continues to invest in those activities that build value for its stockholders.”

Discussion and Analysis

For the third quarter of 2006 compared with the third quarter of 2005:

é	High sales growth in international regions complemented an improving trend in North American sales. All major printer product lines contributed to this growth. Supplies sales increased 18.0%.
é	Gross profit margin declined to 47.1% from 49.8%. During the quarter, gross profit margin was affected by shifts in product mix and higher raw material costs.
é	The company paid Paxar Americas, Inc., $63,750,000 for the settlement of a dispute and a fully paid-up, perpetual, worldwide irrevocable license to certain patents owned by Paxar. Of this amount, $53,392,000 was expensed during the quarter. The remaining $10,358,000 relates to the acquisition of the license and will be amortized over a period of four to seven years.

For the first nine months of 2006, the company had net sales of $549,621,000, up 5.1% from $522,977,000 for the same period in 2005. Year-to-date net income was $49,500,000, or $0.70 per diluted share, compared with $79,339,000, or $1.10 per diluted share, a year ago.

At September 30, 2006, Zebra had $547,623,000 in cash and investments, and no long-term debt. Inventories were $82,072,000, and accounts receivable were $116,612,000.

Fourth Quarter Outlook

Zebra also announced its financial forecast for the fourth quarter of 2006. Net sales are expected within a range of $190,000,000 and $200,000,000. Earnings are expected within a range of $0.39 and $0.43 per diluted share.

Forward-looking Statement

This press release contains forward-looking statements, as defined by the Private Securities Litigation Reform Act of 1995, including, without limitation, the statements regarding the company’s financial forecast for the fourth quarter of 2006 stated in the paragraph directly above. Actual results may differ from those expressed or implied in the company’s forward-looking statements. These statements represent estimates only as of the date they were made. Zebra may elect to update forward-looking statements but expressly disclaims any obligation to do so, even if the company’s estimates change.

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These forward-looking statements are based on current expectations, forecasts and assumptions and are subject to the risks and uncertainties inherent in Zebra’s industry, market conditions, general domestic and international economic conditions, and other factors. These factors include market conditions in North America and other geographic regions and market acceptance of Zebra’s printer and software products and competitors’ product offerings and the potential effects of technological changes. Other factors include U.S. and foreign regulations that pertain to electrical and electronic equipment, including European directives relating to the collection, recycling, treatment and disposal of products and the reduction or elimination of certain specified materials in such products. Zebra’s failure to comply with these regulations may subject Zebra to penalties, prevent Zebra from selling its products in a certain country, or increase the cost of supplying the products. Profits and profitability will be affected by the company’s ability to control manufacturing and operating costs. Because of a large investment portfolio, interest rate and financial market conditions will also have an impact on results. Foreign exchange rates will have an effect on financial results because of the large percentage of our international sales. The outcome of litigation in which Zebra is involved, and particularly litigation or claims related to infringement of third party intellectual property rights, is another factor. These and other factors could have an adverse effect on Zebra’s revenues, gross profit margins and results of operations and increase the volatility of our financial results. When used in this release and documents referenced, the words “anticipate,” “believe,” “estimate,” and “expect” and similar expressions, as they relate to the company or its management are intended to identify such forward-looking statements, but are not the exclusive means of identifying these statements. Descriptions of the risks, uncertainties and other factors that could affect the company’s future operations and results can be found in Zebra’s filings with the Securities and Exchange Commission. In particular, readers are referred to Zebra’s Form 10-K for the year ended December 31, 2005, and the Risk Factors in Zebra’s Form 10-Q for the quarter ended July 1, 2006.

Zebra Technologies Corporation delivers innovative and reliable on-demand printing solutions for business improvement and security applications in 100 countries around the world. More than 90 percent of Fortune 500 companies use Zebra-brand printers. A broad range of applications benefit from Zebra-brand thermal bar code, “smart” label, receipt, and card printers, resulting in enhanced security, increased productivity, improved quality, lower costs, and better customer service. The company has sold more than 5 million printers, including RFID printer/encoders and wireless mobile solutions, as well as ZebraDesigner label formatting software, ZebraLink connectivity solutions, Genuine Zebra supplies and ZebraCare services and support. Information about Zebra bar code, card and RFID products can be found at http://www.zebra.com.

Investors are invited to listen to a live Internet broadcast of Zebra’s conference call discussing the company’s financial results for the third quarter of 2006. The conference call will be held at 11:00 Eastern Time today. To listen to the call, visit the company’s Web site at www.zebra.com.

For Information, Contact:

Charles R. Whitchurch

Chief Financial Officer

Phone: 847.634.6700

Fax: 847.821.2545

ZEBRA TECHNOLOGIES CORPORATION

CONSOLIDATED BALANCE SHEETS

(Amounts in thousands)

(Unaudited)

	September 30, 2006	December 31, 2005
		(Restated)
ASSETS
Current assets:
Cash and cash equivalents	$39,557	$25,621
Investments and marketable securities	165,169	518,618
Accounts receivable, net	116,612	111,551
Inventories, net	82,072	63,638
Deferred income taxes	9,468	8,188
Income taxes receivable	6,002	—
Prepaid expenses	6,680	5,098

Total current assets	425,560	732,714

Property and equipment at cost, less accumulated depreciation and amortization	55,700	49,643
Long-term deferred income taxes	6,347	6,216
Goodwill	69,097	69,097
Other intangibles, net	34,104	19,002
Long-term investments and marketable securities	342,897	—
Other assets	54,358	41,743

Total assets	$988,063	$918,415

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$25,160	$24,885
Accrued liabilities	37,105	28,928
Income taxes payable	—	535

Total current liabilities	62,265	54,348
Deferred rent	567	574
Other long-term liabilities	6,219	5,521

Total liabilities	69,051	60,443

Stockholders’ equity:
Preferred Stock	—	—
Class A Common Stock	722	722
Additional paid-in capital	137,512	139,433
Treasury stock	(52,542)	(64,013)
Retained earnings	828,953	779,453
Accumulated other comprehensive income	4,367	2,377

Total stockholders’ equity	919,012	857,972

Total liabilities and stockholders’ equity	$988,063	$918,415

Note: Figures for December 31, 2005, were restated for the adoption of SFAS 123 (R), Share-Based Payments, using the modified retrospective approach.

ZEBRA TECHNOLOGIES CORPORATION

CONSOLIDATED STATEMENTS OF EARNINGS (LOSS)

(Amounts in thousands, except per share data)

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30, 2006	October 1, 2005	September 30, 2006	October 1, 2005
		(Restated)		(Restated)
Net sales	$186,386	$175,636	$549,621	$522,977
Cost of sales	98,600	88,103	289,611	259,169

Gross profit	87,786	87,533	260,010	263,808
Operating expenses:
Selling and marketing	23,467	21,291	69,086	65,905
Research and development	11,774	11,818	36,191	35,256
General and administrative	14,642	15,631	44,372	49,234
Amortization of intangible assets	789	509	2,259	1,543
Litigation settlement	53,392	—	53,392	—
Exit costs	—	283	—	1,941

Total operating expenses	104,064	49,532	205,300	153,879

Operating income (loss)	(16,278)	38,001	54,710	109,929

Other income (expense):
Investment income	6,008	3,254	16,202	9,603
Interest expense	(5)	(41)	(236)	(71)
Foreign exchange gains	457	334	187	1,199
Other, net	(287)	251	(912)	(296)

Total other income	6,173	3,798	15,241	10,435

Income (loss) before income taxes and cumulative effect of accounting change	(10,105)	41,799	69,951	120,364
Income taxes (benefit)	(5,842)	13,724	21,770	41,025

Income (loss) before cumulative effect of accounting change	(4,263)	28,075	48,181	79,339
Cumulative effect of accounting change (net of tax effect of $694)	—	—	1,319	—

Net income (loss)	$(4,263)	$28,075	$49,500	$79,339

Basic earnings (loss) per share before cumulative effect of accounting change	$(0.06)	$0.39	$0.68	$1.11
Diluted earnings (loss) per share before cumulative effect of accounting change	$(0.06)	$0.39	$0.68	$1.10
Basic earnings (loss) per share	$(0.06)	$0.39	$0.70	$1.11
Diluted (loss) earnings per share	$(0.06)	$0.39	$0.70	$1.10
Basic weighted average shares outstanding	70,802	71,263	70,702	71,653
Diluted weighted average and equivalent shares outstanding	70,802	71,817	71,152	72,311

Note: Figures for the three months and nine months ended October 1, 2005, were restated for the adoption of SFAS 123 (R), Share-Based Payments, using the modified retrospective approach.

ZEBRA TECHNOLOGIES CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Amounts in thousands)

(Unaudited)

	Nine months Ended
	September 30, 2006	October 1, 2005
		(Restated)
Cash flows from operating activities:
Net income	$49,500	$79,339
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	11,338	9,559
Stock-based compensation	5,272	6,088
Excess tax benefit from share-based compensation	(1,570)	(1,802)
Cumulative effect of accounting change (net of tax)	(1,319)	—
Deferred income taxes	(1,345)	(1,765)
Changes in assets and liabilities:
Accounts receivable, net	(1,146)	(5,441)
Inventories	(16,746)	(5,548)
Other assets	(1,157)	(7,317)
Accounts payable	(1,387)	136
Accrued liabilities	7,527	(775)
Income taxes payable	(6,149)	(1,990)
Other operating activities	(2,063)	1,560

Net cash provided by operating activities	40,755	72,044

Cash flows from investing activities:
Purchases of property and equipment	(14,640)	(9,236)
Acquisition of assets of Retail Systems International, Inc.	—	(7,657)
Acquisition of intangible assets	(18,091)	(13,754)
Purchases of investments and marketable securities	(860,250)	(805,368)
Maturities of investments and marketable securities	583,582	520,470
Sales of investments and marketable securities	275,601	303,606

Net cash used in investing activities	(33,798)	(11,939)

Cash flows from financing activities:
Purchase of treasury stock	(4,069)	(70,421)
Proceeds from exercise of stock options and stock purchase plan purchases	9,050	9,252
Excess tax benefit from share-based compensation	1,570	1,802
Payments for obligation under capital lease	—	(40)

Net cash provided by (used in) financing activities	6,551	(59,407)

Effect of exchange rate changes on cash	428	(232)

Net increase in cash and cash equivalents	13,936	466
Cash and cash equivalents at beginning of period	25,621	17,983

Cash and cash equivalents at end of period	$39,557	$18,449

Supplemental disclosures of cash flow information:
Interest paid	$236	$71
Income taxes paid	29,402	46,191

Note: Figures for the nine months ended October 1, 2005, were restated for the adoption of SFAS 123 (R), Share-Based Payments, using the modified retrospective approach.

ZEBRA TECHNOLOGIES CORPORATION

SUPPLEMENTAL SALES INFORMATION

(Amounts in thousands)

(Unaudited)

Sales by Product Category

	Three Months Ended
	Sept. 30, 2006	Oct. 1, 2005	Percent Change	Percent of Total Sales
Hardware	$140,892	$133,488	5.5	75.6
Supplies	38,408	32,563	17.9	20.6
Service and software	6,280	6,309	(0.5)	3.4
Shipping and handling	1,527	1,863	(18.0)	0.8
Cash flow from hedging activities	(721)	1,413	NM	(0.4)

Total sales	$186,386	$175,636	6.1	100.0

Sales by Product Category

	Nine Months Ended
`	Sept. 30, 2006	Oct. 1, 2005	Percent Change	Percent of Total Sales
Hardware	$414,921	$402,874	3.0	75.5
Supplies	112,130	95,603	17.3	20.4
Service and software	18,710	19,015	(1.6)	3.4
Shipping and handling	4,413	4,743	(7.0)	0.8
Cash flow from hedging activities	(553)	742	NM	(0.1)

Total sales	$549,621	$522,977	5.1	100.0

Sales by Geographic Region

	Three Months Ended
	Sept. 30, 2006	Oct. 1, 2005	Percent Change	Percent of Total Sales
Europe, Middle East and Africa	$58,287	$51,571	13.0	31.3
Latin America	13,589	10,932	24.3	7.3
Asia-Pacific	17,736	18,983	(6.6)	9.5

Total international	89,612	81,486	10.0	48.1
North America	96,774	94,150	2.8	51.9

Total sales	$186,386	$175,636	6.1	100.0

Sales by Geographic Region

	Nine Months Ended
	Sept. 30, 2006	Oct. 1, 2005	Percent Change	Percent of Total Sales
Europe, Middle East and Africa	$187,016	$170,422	9.7	34.0
Latin America	39,765	33,956	17.1	7.2
Asia-Pacific	47,906	47,107	1.7	8.7

Total international	274,687	251,485	9.2	49.9
North America	274,934	271,492	1.3	50.1

Total sales	$549,621	$522,977	5.1	100.0